As filed with the Securities and Exchange Commission on October 14, 2005
Registration Nos. 333-109978
333-109978-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMR CORPORATION	AMERICAN AIRLINES, INC.
(Exact name of registrants as specified in their charters)

DELAWARE	DELAWARE
(State or other jurisdiction of incorporation or organization)

75-1825172	13-1502798
(I.R.S. Employer Identification Number)
P.O. BOX 619616
DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616 (817) 963-1234
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

GARY F. KENNEDY, ESQ.
Senior Vice President and General Counsel	JOHN T. CURRY, III, ESQ.
AMR Corporation	Debevoise & Plimpton LLP
P.O. Box 619616	919 Third Avenue
Dallas/Fort Worth Airport, Texas 75261-9616	New York, New York 10022
(817) 963-1234	(212) 909-6000
(Name, address, including zip code, and telephone number, including area code, of agents for service)
Copy to:
ROHAN S. WEERASINGHE, ESQ.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES
     On October 24, 2003, AMR Corporation, a Delaware corporation (“AMR”), and American Airlines, Inc., a Delaware corporation (“American” and, together with AMR, the “Registrants”), filed a Registration Statement on Form S-3 (File Nos. 333-109978, 333-109978-01) (as amended, the “Registration Statement”) pertaining to the registration of (1) $300,000,000 principal amount of AMR 4.25% Senior Convertible Notes due 2023 (the “Notes”), (2) guarantees by American of the Notes (the “Guarantees”), and (3) shares of AMR common stock issuable upon conversion of the Notes (the “Shares”). The Registration Statement was declared effective on March 16, 2004. The Registrants’ contractual obligation to maintain the effectiveness of the Registration Statement pursuant to a registration rights agreement, dated as of September 23, 2003, among AMR, American and others has terminated, and the Registrants are terminating all offerings of Notes, Guarantees and Shares pursuant to the Registration Statement. In accordance with the undertaking made by the Registrants in Part II, Item 17(a)(3) of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K) to remove from registration, by means of a post-effective amendment, any securities of the Registrants that remain unsold at the termination of the offering, the Registrants hereby remove from registration all Notes, Guarantees and Shares registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of October, 2005.

AMR CORPORATION
By:	/s/ Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. Arpey Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 14, 2005

/s/ James A. Beer James A. Beer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2005

* John W. Bachmann	Director

* David L. Boren	Director

* Edward A. Brennan	Director

* Armando M. Codina	Director

* Earl G. Graves	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

* Philip J. Purcell	Director

Signature	Title	Date

* Joe M. Rodgers	Director

* Judith Rodin	Director

* Roger T. Staubach	Director

*By: /s/ Gary F. Kennedy	Attorney-in-Fact	October 14, 2005
Gary F. Kennedy

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 14th day of October, 2005.

AMERICAN AIRLINES, INC.
By:	/s/ Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. Arpey Gerard J. Arpey	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 14, 2005

/s/ James A. Beer James A. Beer	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 14, 2005

* John W. Bachmann	Director

* David L. Boren	Director

* Edward A. Brennan	Director

* Armando M. Codina	Director

* Earl G. Graves	Director

* Ann McLaughlin Korologos	Director

* Michael A. Miles	Director

* Philip J. Purcell	Director

Signature	Title	Date

* Joe M. Rodgers	Director

* Judith Rodin	Director

* Roger T. Staubach	Director

*By: /s/ Gary F. Kennedy	Attorney-in-Fact	October 14, 2005
Gary F. Kennedy